UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
December 1, 2014
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RAINMAKER SYSTEMS, INC.
(Exact name of registrant as specified in its charter)
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Delaware
(State or other jurisdiction of incorporation)
000-28009	33-0442860
(Commission File Number)	(IRS Employer Identification No.)
900 East Hamilton Ave. Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)
(408) 626-3800
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management
Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 1, 2014, James Hopkins resigned as a Class II director and Chairman of the Board of the Company.  Mr. Hopkins has served as director of the Company since December 2013.  His resignation is due to personal reasons and is not the result of any dispute or disagreement relating to the Company's operations, policies or practices.  Mr. Hopkins will continue to work with the Company as an uncompensated advisor to the Board of Directors.

On December 1, 2014, C. Finnegan Faldi resigned as a Class I director of the Company.  Mr. Faldi has served as a director of the Company since November 2012.  His resignation is due to personal reasons and is not the result of any dispute or disagreement relating to the Company's operations, policies or practices.

On December 1, 2014, Eric Salzman resigned as a Class III director of the Company.  Mr. Salzman has served as a director of the Company since October 2013.  His resignation is due to personal reasons and is not the result of any dispute or disagreement relating to the Company's operations, policies or practices.

Both Mr. Faldi and Mr. Salzman served on the Company’s Audit Committee, the Compensation Committee, and its Corporate Governance and Nominating Committee.  No replacement members have been named.

The Chairman of the Board position will remain vacant pending future Board changes.

Section 9 - Financial Statements and Exhibits
Item 9.01 - Financial Statements and Exhibits.
(d) Exhibits. None.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAINMAKER SYSTEMS, INC.
(Registrant)

December 1, 2014	By: /s/ Bryant Tolles, III
Date	Name: Bryant Tolles, III
Title: Chief Financial Officer